Exhibit 10(i)

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, that this is the First Amendment to the Employment Agreement by and between COOPER TIRE & RUBBER COMPANY, a Delaware corporation with its principal office at 701 Lima Avenue, Findlay, Ohio 45840 (the “Company”) and Duane R. Stephens, an individual residing at 6929 TR 255, Findlay, Ohio 45840 (the “Executive”), which Agreement was made and entered into on the 17th day of July, 2002.

WHEREAS, the Company and the Executive entered into the Agreement on July 17, 2002, and now wish to amend the Agreement to change Sub-Paragraph (ii) of section 1, Paragraph (g) thereof.

NOW THEREOF, in consideration of the premises and the mutual promises and agreements contained therein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive hereby amend the Agreement to add the following:

     (ii) (A) all or substantially all the assets accounted for on the consolidated balance sheet of the company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions; or (B) all or substantially all of the assets of the Tire Group, Automotive Group or such other group of the Company as designated by the Board, and to the extent of any delegation of the Board to a committee, by such committee, are sold or transferred to one or more corporations or persons;

IN WITNESS THEREOF, the parties do hereby execute this Agreement on the 4th day of February, 2004.

COOPER TIRE & RUBBER COMPANY

/s/ Thomas A. Dattilo

Thomas A. Dattilo
Title: Chairman, President and Chief
Executive Officer

/s/ Duane R. Stephens

Duane R. Stephens, Executive